UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

320 Bent Street Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 24, 2014, Idenix Pharmaceuticals, Inc. (“Idenix”) announced that it intends to file an appeal to challenge the Oslo, Norway District Court’s (the “Court”) decision in a patent invalidity case concerning Idenix’s co-owned Norwegian patent NO 330 755 that covers certain 2’-methyl-2’-fluoro nucleoside compounds useful in the treatment of the hepatitis C virus (HCV) and other flaviviridae infections.

In September 2012, Gilead Sciences Europe Ltd., a subsidiary of Gilead Sciences, Inc. (NASDAQ: GILD) (“Gilead”) filed a lawsuit in the Court claiming that Idenix’s Norwegian patent NO 330 755 is invalid. Idenix subsequently filed a counter claim that a patent owned by Gilead covering similar subject matter (Norwegian patent NO 333 700) is invalid and unenforceable. On March 21, 2014, the Court determined that Idenix’s patent is invalid and that Gilead’s patent is valid.

Other Ongoing Patent Disputes

Idenix has several ongoing litigation and administrative matters involving Gilead and/or certain of its subsidiaries. In December 2013, Idenix announced it filed two lawsuits against Gilead: a patent infringement lawsuit in the United States District Court in Boston, Massachusetts (Idenix U.S. Patents 6,914,054 and 7,608,597) and a separate patent infringement and interference lawsuit in the United States District Court in Wilmington, Delaware (Idenix U.S. Patent 7,608,600 and Gilead U.S. Patent 8,415,322).

In March 2014, Idenix announced it filed patent infringement lawsuits against Gilead in each of three countries—France, Germany and the United Kingdom. The lawsuits allege that Gilead infringes Idenix’s recently-granted, co-owned European patent EP 1 523 489 that covers 2’-methyl-2’-fluoro nucleosides for treating the hepatitis C virus.

In February 2012, the U.S. Patent and Trademark Office, or USPTO, initiated a patent interference between one of Idenix’s co-owned patent applications and a patent owned by Gilead. In January 2014, the USPTO determined that Idenix is not entitled to priority of invention and judgment was entered in favor of Gilead. Idenix challenged this decision in the U.S. District Court for the District of Delaware.

In December 2013, the USPTO declared a second patent interference between Idenix’s U.S. Patent 7,608,600 and Gilead’s U.S. Patent Application 11/854,218, both related to the use of certain 2’-methyl, 2’-fluoro nucleoside compounds to treat HCV infections.

In August 2013, Idenix filed a request with the Chinese Patent Office’s Patent Re-examination Board, or the PRB, to invalidate Gilead’s Chinese Patent No. ZL.200480019148.4.

Gilead has also filed suit against Idenix in Canada and Australia to invalidate granted Idenix patents covering certain 2’-methyl-2’-fluoro nucleoside compounds and their use in treating HCV or other Flaviviridae viruses.

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: March 24, 2014	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 24, 2014